WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San
Clemente, State of California, on May 14, 1996.


                                   SUNSTONE HOTEL INVESTORS, INC.



                                   By:  /s/ ROBERT A. ALTER
                                        ---------------------------------------
                                        Robert A. Alter
                                        President, Chief Financial Officer,
                                        Secretary and Chairman of the Board of
                                        Directors





                                      -18-
